UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2011

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 2, 2011, Redbox Automated Retail, LLC (“Redbox”), a wholly-owned subsidiary of Coinstar, Inc. (“Coinstar”), entered into the Fifth Amendment to the Home Video Lease Output Agreement (the “Amended Letter Agreement”) with Lions Gate Films, Inc. (“Lionsgate”) regarding the licensing by Redbox from Lionsgate of minimum quantities of theatrical and direct-to-video DVD and Blu-ray discs for rental at DVD-rental kiosks owned and/or operated by Redbox in the United States. As a result of the Amended Letter Agreement, Lionsgate elected not to exercise its right to opt out of the licensing arrangement with Redbox. The term of the Amended Letter Agreement will extend until August 31, 2014.

Certain statements in the foregoing paragraph are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Redbox’s relationship with Lionsgate relating to among other things, a DVD licensing arrangement. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Redbox or Lionsgate, including those beyond our or Redbox’s control. Such risks and uncertainties include, but are not limited to, the renegotiation on materially adverse terms of the Amended Letter Agreement and failure to abide by the terms and requirements of the Amended Letter Agreement. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with Lionsgate, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date hereof. Coinstar, Inc. undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Donald R. Rench
Date: August 8, 2011		Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

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